Exhibit 99.2

Alnylam Announces Planned Transition of Barry Greene, President

- Greene to Pursue New Opportunities at End-Q3, While Remaining a Consultant for Up to Two Years to Ensure Orderly Transition -

- Yvonne Greenstreet to be Named President and Chief Operating Officer; Company Initiates Search for a Chief Commercial Officer -

CAMBRIDGE, Mass.--(BUSINESS WIRE)--August 6, 2020--Alnylam Pharmaceuticals, Inc. (Nasdaq: ALNY), the leading RNAi therapeutics company, announced today that after 17 years, Barry Greene, President, has decided to leave the Company at the end of the third quarter to pursue outside interests in the biopharmaceutical industry. Mr. Greene will remain a consultant to the Company for up to two years to ensure an orderly transition, while the search for a new Chief Commercial Officer is underway. In addition, Dr. Yvonne Greenstreet, MBChB, MBA, who currently serves as Chief Operating Officer, has been named President and Chief Operating Officer effective October 1, 2020.

“It has been my tremendous privilege to serve as President of Alnylam for such a long period of time. I’m very proud of what we’ve been able to accomplish during my 17 years, having built a global, fully integrated, multi-product company that is recognized for excellence in R&D, and for our commercial strength and innovation as well,” said Barry Greene. “As I consider my next move, I plan to remain close to the science, medicine, and patients. I am fully confident Alnylam will achieve its goals with quality and excellence, and I’m grateful to have been a part of creating an entirely new class of medicines for patients. I will continue to support Alnylam in this transition and have no doubts about the Company’s future prospects as a top tier biopharmaceutical company.”

“I know that I speak for everyone at Alnylam in thanking Barry for his exceptional contributions and dedication to the Company, to patients and to our employees. We all owe him tremendous gratitude for his outstanding leadership and track record that have contributed to the delivery of a new class of medicines for patients and enabled life-changing advances in science and healthcare,” said John Maraganore, Ph.D., Chief Executive Officer of Alnylam. “We respect his decision to pursue other interests and strongly believe that he will continue to be a highly impactful leader in life sciences. We are, however, pleased that he will remain involved with Alnylam as a consultant sharing his in-depth knowledge, extensive network and experience. Furthermore, as we conduct the search for a Chief Commercial Officer, we anticipate no impact to our ongoing commercial execution.”

“I would like to thank all of the employees, investigators, customers, partners, patient advocates and other stakeholders, as well as the Management Board and Alnylam Board of Directors, for your contributions, loyalty, guidance and collaboration over the years. I’m departing with the greatest admiration and respect as I take on the next chapter in my career,” added Mr. Greene.

“After nearly four very successful years at Alnylam and more than twenty years of experience across all facets of the biopharmaceutical sector, we are thrilled to have Yvonne step into an expanded role as President and Chief Operating Officer, given her strong command of our business, strategic perspective and proven ability to drive results,” added Dr. Maraganore. “Alnylam is on a positive trajectory and we are very well-positioned to continue building on our strong momentum. Yvonne has the leadership, track record, and breadth of experience that make her uniquely suited for this role. I look forward to our continued close partnership in this next phase of Alnylam’s evolution.”

About RNAi

RNAi (RNA interference) is a natural cellular process of gene silencing that represents one of the most promising and rapidly advancing frontiers in biology and drug development today. Its discovery has been heralded as “a major scientific breakthrough that happens once every decade or so,” and was recognized with the award of the 2006 Nobel Prize for Physiology or Medicine. By harnessing the natural biological process of RNAi occurring in our cells, a new class of medicines, known as RNAi therapeutics, is now a reality. Small interfering RNA (siRNA), the molecules that mediate RNAi and comprise Alnylam's RNAi therapeutic platform, function upstream of today’s medicines by potently silencing messenger RNA (mRNA) – the genetic precursors – that encode for disease-causing proteins, thus preventing them from being made. This is a revolutionary approach with the potential to transform the care of patients with genetic and other diseases.

About Alnylam Pharmaceuticals

Alnylam (Nasdaq: ALNY) is leading the translation of RNA interference (RNAi) into a whole new class of innovative medicines with the potential to transform the lives of people afflicted with rare genetic, cardio-metabolic, infectious, and central nervous system (CNS)/ocular diseases. Based on Nobel Prize-winning science, RNAi therapeutics represent a powerful, clinically validated approach for the treatment of a wide range of severe and debilitating diseases. Founded in 2002, Alnylam is delivering on a bold vision to turn scientific possibility into reality, with a robust RNAi therapeutics platform. Alnylam’s commercial RNAi therapeutic products are ONPATTRO® (patisiran), approved in the U.S., EU, Canada, Japan, Switzerland and Brazil, and GIVLAARI® (givosiran), approved in the U.S., EU and Brazil. Alnylam has a deep pipeline of investigational medicines, including six product candidates that are in late-stage development. Alnylam is executing on its “Alnylam 2020” strategy of building a multi-product, commercial-stage biopharmaceutical company with a sustainable pipeline of RNAi-based medicines to address the needs of patients who have limited or inadequate treatment options. Alnylam is headquartered in Cambridge, MA. For more information about our people, science and pipeline, please visit www.alnylam.com and engage with us on Twitter at @Alnylam or on LinkedIn.

Alnylam Forward Looking Statements

Various statements in this release concerning Alnylam's future expectations, plans and prospects, including, without limitation, Alnylam’s expectations regarding its positive trajectory and strong momentum, expectations regarding its ongoing commercial execution, and expectations regarding the continued execution on its “Alnylam 2020” guidance for the advancement and commercialization of RNAi therapeutics constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results and future plans may differ materially from those indicated by these forward-looking statements as a result of various important risks, uncertainties and other factors, including, without limitation: the direct or indirect impact of the COVID-19 global pandemic or any future pandemic, such as the scope and duration of the outbreak, government actions and restrictive measures implemented in response, material delays in diagnoses of rare diseases, initiation or continuation of treatment for diseases addressed by Alnylam products, or in patient enrollment in clinical trials, potential supply chain disruptions, and other potential impacts to Alnylam’s business, the effectiveness or timeliness of steps taken by Alnylam to mitigate the impact of the pandemic, and Alnylam’s ability to execute business continuity plans to address disruptions caused by the COVID-19 or any future pandemic; Alnylam's ability to discover and develop novel drug candidates and delivery approaches and successfully demonstrate the efficacy and safety of its product candidates; the pre-clinical and clinical results for its product candidates, which may not be replicated or continue to occur in other subjects or in additional studies or otherwise support further development of product candidates for a specified indication or at all; actions or advice of regulatory agencies, which may affect the design, initiation, timing, continuation and/or progress of clinical trials or result in the need for additional pre-clinical and/or clinical testing; delays, interruptions or failures in the manufacture and supply of its product candidates, including lumasiran, or its marketed products; obtaining, maintaining and protecting intellectual property; intellectual property matters including potential patent litigation relating to its platform, products or product candidates; obtaining regulatory approval for its product candidates, including lumasiran, and maintaining regulatory approval and obtaining pricing and reimbursement for its products, including ONPATTRO and GIVLAARI; progress in continuing to establish a commercial and ex-United States infrastructure; successfully launching, marketing and selling its approved products globally, including ONPATTRO and GIVLAARI, and achieving net product revenues for ONPATTRO within its revised expected range during 2020; Alnylam’s ability to successfully expand the indication for ONPATTRO in the future; competition from others using technology similar to Alnylam's and others developing products for similar uses; Alnylam's ability to manage its growth and operating expenses within the ranges of guidance provided by Alnylam through the implementation of further discipline in operations to moderate spend and its ability to achieve a self-sustainable financial profile in the future without the need for future equity financing; Alnylam’s ability to establish and maintain strategic business alliances and new business initiatives, including completing an agreement for funding by Blackstone of certain R&D activities for vutrisiran and ALN-AGT; Alnylam's dependence on third parties, including Regeneron, for development, manufacture and distribution of certain products, including eye and CNS products, Ironwood, for assistance with the education about and promotion of GIVLAARI, and Vir for the development of ALN-COV and other potential RNAi therapeutics targeting SARS-CoV-2 and host factors for SARS-CoV-2; the outcome of litigation; the risk of government investigations; and unexpected expenditures; as well as those risks more fully discussed in the "Risk Factors" filed with Alnylam's most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) and in other filings that Alnylam makes with the SEC. In addition, any forward-looking statements represent Alnylam's views only as of today and should not be relied upon as representing its views as of any subsequent date. Alnylam explicitly disclaims any obligation, except to the extent required by law, to update any forward-looking statements.

Contacts

Alnylam Pharmaceuticals, Inc.
Christine Regan Lindenboom
(Investors and Media)
617-682-4340

Josh Brodsky
(Investors)
617-551-8276